UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 5, 2006

Migo Software, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	333-5278NY	94-3334052
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

555 Twin Dolphin Drive, Suite 650, Redwood City, California		94065
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	650-232-2600

PowerHouse Technologies Group, Inc.
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On September 5, 2006, Migo Software, Inc. (the "Company") entered into a License Agreement and a Common Stock and Warrant Purchase Agreement with Kingston Technology Corporation ("Kingston"). Under the License Agreement, Kingston is to pay the Company $1,850,000 for global marketing and distribution rights to load currently available and future product releases of Migo's software on Kingston's flash memory products through December 2007. The license fee is payable $850,000 upon signing the agreement and $1,000,000 by April 1, 2007. The agreement is renewable by Kingston for one additional year at a license fee to be agreed upon.

Under the Common Stock and Warrant Purchase Agreement, Kingston has paid $150,000 for the purchase of 468,750 shares of the Company's common stock, par value $0.0001 per share (the "Common Stock") and warrants (the "Warrants") to purchase up to 950,000 shares of the Company’s Common Stock. The Warrants are exercisable at $0.35 per share, expire in September 2011, unless theretofore exercised and permit cashless exercise.

Item 3.02 Unregistered Sales of Equity Securities.

See Item 1.01 above for a description of the Common Stock and Warrant Purchase Agreement entered into by the Company.

The proceeds of the sale of securities will be used for working capital and general corporate purposes. The Company relied on Section 4(2) of the Securities Act, as the basis for an exemption from registering the sale of these shares of Common Stock and Warrants under the Securities Act.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Migo Software, Inc.

September 7, 2006	By:	Richard Liebman

Name: Richard Liebman
Title: Chief Financial Officer